CONFIRMING STATEMENT
	This Statement confirms that the undersigned has

authorized and designated David Johnson, Amy Higgins, Frank Hillery, and

Edward Nortrup, each acting singly, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S.

Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Color Kinetics
Incorporated.
The authority of David Johnson, Amy Higgins, Frank
Hillery, and Edward
Nortrup under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Color
Kinetics Incorporated,
unless earlier revoked in writing.  The
undersigned acknowledges that David
Johnson, Amy Higgins, Frank Hillery,
and Edward Nortrup are not assuming
any of the undersigned's
responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
	This Statement revokes the authority of
any person named in
any prior confirming statement relating to the undersigned's filing obligations with respect to securities of Color
Kinetics Incorporated who
is not named herein, and this Statement replaces and supersedes any such prior confirming statement.

Dated: June 14,
2004				 /s/ Noubar
Afeyan
								 Noubar Afeyan